Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

Richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES SECOND QUARTER 2009 RESULTS

Huntsville, Ala.—(August 7, 2009)— ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced its operating and financial results for the quarter ended June 30, 2009. For the 2009 second quarter, ITC^DeltaCom reported total operating revenues of $118.6 million, a net loss of $(2.7) million, and adjusted EBITDA* of $22.7 million.

“We are pleased to report again our highest quarterly profitability to date as measured by adjusted EBITDA,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “Our strategy to improve our business’s cost structure through process improvements and network optimization is helping our company offset the effects of the challenging economic conditions that are currently impacting our industry.”

Among its operating highlights for the second quarter of 2009, ITC^DeltaCom:

•

recorded operating income of $4.9 million compared to operating income of $2.3 million in the second quarter of 2008 and a net loss of $(2.7) million compared to a net loss of $(4.8) million in the second quarter of 2008;

•	increased adjusted EBITDA, as defined by the company below, by 4.0% over the second quarter of 2008 to $22.7 million;

•	experienced a decrease in total operating revenues of $6.9 million, or 5.5%, from the second quarter of 2008;

•	experienced a decrease in business local, data and Internet revenues of $1.8 million, or 2.1%, from the second quarter of 2008;

•

ended the quarter with over 428,400 voice lines in service, of which 86.9% were provided on the company’s own network, which represented an increase from 83.8% provided on the company’s network at the end of the second quarter of 2008;

•	increased its core, facilities-based business voice lines in service by approximately 10,200 lines over the second quarter of 2008 and by 2,600 lines over the first quarter of 2009;

•	experienced a decrease in total business voice lines in service of approximately 3,900 lines from the second quarter of 2008 and 400 lines from the first quarter of 2009;

•

continued to derive benefit from investments in process redesign and other efficiency gains, resulting in selling, operations and administration expense equal to 35.3% of revenue compared to 37.3% of revenue in the second quarter of 2008;

•	generated $21.4 million in net cash provided by operating activities, which represented an increase of $7.5 million over the second quarter of 2008; and

•	increased adjusted unlevered free cash flow, as defined by the company below, by 21.1% over the second quarter of 2008 to $9.2 million from $7.6 million.

“Our total revenues declined in the second quarter due to loss of long distance and regulatory revenues as customers migrate to mobile and bundled minute packages, declines in our wholesale dial-up PRI product, and customer disconnects and pricing pressure related to the impacts of the recession. However, we continue to remain focused on process improvements, increasing efficiencies in our network cost structure, and strengthening our balance sheet” said Richard E. Fish, ITC^DeltaCom’s Chief Financial Officer. “Our adjusted unleveraged free cash flow reached over $9 million in the second quarter, and we increased our total cash and cash equivalents to $73.8 million.”

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the Securities and Exchange Commission.

*	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
**	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and other communications providers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning 15,965 route miles, including more than 12,020 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data, Internet connectivity, wireless voice and data services, and customer premise equipment. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

ITC^DeltaCom, Inc.

Financial Highlights

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
OPERATING REVENUES:
Integrated communications services	$100,053	$104,357	$202,129	$207,826
Wholesale services	14,625	16,425	30,243	33,064
Equipment sales and related services	3,925	4,766	8,206	9,441

TOTAL OPERATING REVENUES	118,603	125,548	240,578	250,331

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	54,627	57,461	111,104	115,829
Selling, operations and administration	41,817	46,818	85,487	93,072
Depreciation and amortization	17,216	18,945	34,135	37,261

Total operating expenses	113,660	123,224	230,726	246,162

OPERATING INCOME	4,943	2,324	9,852	4,169

OTHER (EXPENSE) INCOME:
Interest expense	(7,552)	(7,868)	(15,091)	(16,186)
Interest income	14	299	29	876
Other income (expense)	(151)	397	(132)	428

Total other expense, net	(7,689)	(7,172)	(15,194)	(14,882)

LOSS BEFORE INCOME TAXES	(2,746)	(4,848)	(5,342)	(10,713)

INCOME TAX EXPENSE	—	—	—	—

NET LOSS	(2,746)	(4,848)	(5,342)	(10,713)
PREFERRED STOCK DIVIDENDS AND ACCRETION	—	—	—	(7,073)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(2,746)	$(4,848)	$(5,342)	$(17,786)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(0.03)	$(0.06)	$(0.07)	$(0.23)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	80,954,845	80,748,100	80,911,185	78,567,987

COMPREHENSIVE LOSS
NET LOSS	$(2,746)	$(4,848)	$(5,342)	$(10,713)
OTHER COMPREHENSIVE LOSS
Change in unrealized gains (losses) on derivative instrument designated as cash flow hedging instrument, net of tax	1,529	3,677	3,335	(413)

COMPREHENSIVE LOSS	$(1,217)	$(1,171)	$(2,007)	$(11,126)

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	June 30, 2009	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008
Integrated communications services revenues:
Long distance and access	$15,529	$16,021	$16,312	$17,229	$17,996
Business local, data and internet	84,524	86,055	86,445	86,169	86,361

Total integrated communications services revenues	100,053	102,076	102,757	103,398	104,357

Wholesale services revenues:
Broadband transport	12,237	12,664	12,983	13,046	13,186
Local interconnection	308	740	1,034	1,193	1,210
Directory assistance and operator services	1,019	1,029	1,093	1,146	1,141
Other	1,061	1,185	1,122	1,117	888

Total wholesale services revenues	14,625	15,618	16,232	16,502	16,425

Equipment sales and related services revenues	3,925	4,281	3,826	4,817	4,766

Total operating revenues	118,603	121,975	122,815	124,717	125,548

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	54,627	56,477	58,824	58,246	57,461
Selling, operations and administration expense	41,817	43,670	45,158	44,893	46,818
Depreciation and amortization	17,216	16,919	17,035	19,218	18,945

Total operating expenses	113,660	117,066	121,017	122,357	123,224

OPERATING INCOME	$4,943	$4,909	$1,798	$2,360	$2,324

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008
Retail business voice lines in service(1)
UNE-T and other UNE lines(2)	372,413	369,787	369,496	368,724	362,174
Increase from previous quarter	0.7%	0.1%	0.2%	1.8%	3.6%

Resale and commercial agreement lines(3)	56,022	59,017	62,629	66,300	70,167
Decrease from previous quarter	(5.1)%	(5.8)%	(6.0)%	(5.5)%	(5.6)%

Total retail business voice lines in service	428,435	428,804	432,125	435,024	432,341

Wholesale voice lines in service(4)	8,625	12,489	26,151	38,203	40,595
Increase (decrease) from previous quarter	(30.9)%	(52.2)%	(31.5)%	(5.9)%	(0.6)%

Total business voice lines in service(5)	437,060	441,293	458,276	473,227	472,936

Number of employees(6)	1,452	1,511	1,565	1,615	1,700

(1)	Lines in service include only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is not included.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local service through its owned and operated switching facilities.
(3)	Voice lines for local and mobile services served via commercial agreements and reselling incumbent local exchange carrier tariff offerings.
(4)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.
(6)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

Balance Sheet Data (at period end):	June 30, 2009	December 31, 2008
	(Unaudited)
Cash and cash equivalents (unrestricted)	$73,802	$56,683

Working capital	43,341	33,902

Total assets	377,662	382,661

Long-term liabilities	305,474	307,880

Stockholders’ deficit	(13,427)	(12,401)

Total liabilities and stockholders’ deficit	377,662	382,661

	Three Months Ended
Other Financial Data:	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)
Capital expenditures(1)	$13,465	$8,329	$29,843	$8,005	$14,187
Cash flows (used in) provided by:
Operating activities	21,430	17,271	10,685	21,267	13,864
Investing activities	(12,795)	(6,792)	(9,593)	(33,257)	(13,435)
Financing activities	(581)	(1,414)	2,918	4,417	(583)

Adjusted EBITDA(2)	22,697	22,357	19,269	22,131	21,835
Adjusted unlevered free cash flow(3)	9,232	14,028	(10,574)	14,126	7,648

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.
(2)	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
(3)	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA, as defined above in Note (2), less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under generally accepted accounting principles (“GAAP”). ITC^DeltaCom’s management uses adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, to assess ITC^DeltaCom’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of ITC^DeltaCom’s core operating performance, which represents management’s views concerning ITC^DeltaCom’s performance in the ordinary, ongoing and customary course of its operations. ITC^DeltaCom’s management also uses adjusted EBITDA to evaluate ITC^DeltaCom’s core operating performance relative to that of its competitors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EIBTDA” in ITC^DeltaCom’s Annual Report on Form 10-K for its 2008 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted EBITDA amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)
Net loss	$(2,746)	$(2,596)	$(6,848)	$(5,336)	$(4,848)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	7,538	7,524	8,367	7,628	7,569
Depreciation and amortization	17,216	16,919	17,035	19,218	18,945
Stock-based compensation	538	529	436	553	566
Other (income) loss	151	(19)	279	68	(397)

Adjusted EBITDA	$22,697	$22,357	$19,269	$22,131	$21,835

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under GAAP. ITC^DeltaCom has included data with respect to adjusted unlevered free cash flow because its management considers adjusted unlevered free cash flow to be a useful, supplemental indicator of its operating performance. When measured over time, adjusted unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted Unlevered Free Cash Flow” in ITC^DeltacCom’s Annual Report on Form 10-K for its 2008 fiscal year for additional information regarding management’s reasons for including adjusted unlevered free cash flow data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted unlevered free cash flow amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008
	(Unaudited)
Net cash provided by operating activities	$21,430	$17,271	$10,685	$21,267	$13,864

Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	(4,671)	(154)	2,025	(5,204)	1,882
Provision for bad debts	(1,050)	(1,680)	(1,200)	(950)	(900)
Interest expense excluding interest paid in kind and in common stock, and amortization of debt issuance costs and debt discount, net of interest income	6,932	6,917	7,759	7,018	6,958
Other (income) loss	56	3	—	—	31

Adjusted EBITDA	22,697	22,357	19,269	22,131	21,835
Less:
Capital expenditures	(12,490)	(10,096)	(22,063)	(15,486)	(11,387)
Change in accounts payable—construction	(975)	1,767	(7,780)	7,481	(2,800)

Adjusted unlevered free cash flow	$9,232	$14,028	$(10,574)	$14,126	$7,648